UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

On April 18, 2016, Apple, Inc. and Dynamic Advances, LLC, a wholly-owned subsidiary of the Company, entered into a settlement agreement under which the Company agreed to dismiss with prejudice the pending litigation in the United States District Court of and for the Northern District of New York “Rensselaer Polytechnic Institute and Dynamic Advances LLC v. Apple Inc.”  Under the terms of the settlement Apple, will receive a patent license from Dynamic Advances and a 3-year covenant not to sue from the Company.  Other than as contained herein, the terms of the settlement are confidential.

Apple will pay $24.9 million under the settlement agreement. $5 million is payable upon dismissal of the pending litigation and an additional $19.9 million upon the occurrence of any one of the following:

•                  Consent to the license by Rensselaer Polytechnic Institute (“RPI”);

•                  Dismissal of the pending litigation with prejudice;

•                  A final decision by a court holding that Dynamic Advances has authority to grant the license in the settlement; or

•                  The expiration or invalidity of the patents in suit.

Dynamic Advances expects to pay an aggregate of approximately 50% of the gross proceeds to RPI, Dynamic Advances’ legal counsel and the predecessor exclusive licensee of the patents in suit.

Dynamic Advances believes RPI has unreasonably withheld its consent to the reasonable royalty rate set forth in the settlement agreement between Dynamic Advances and Apple, and that issue may have to be resolved in arbitration, but it will not deter the resolution between Apple and Dynamic Advances.  The Company is unable to predict the resolution of any such arbitration.

The Company believes that the settlement agreement has been entered in the ordinary course of business and, accordingly, has not been filed as an exhibit hereto in accordance with Item 6.01(b)(10)(ii) of Regulation S-K under the Securities Act of 1933, as amended. Dynamic Advances believes that other voice recognition products infringe the ‘798 patent.

This Current Report on Form 8-K contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. The preceding paragraph contains forward-looking statements. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. You are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 18, 2016

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer